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                                                                   EXHIBIT 10.13


                          TRANSITION BONUS PROGRAM OF
                           PRIMEX TECHNOLOGIES, INC.


          SECTION 1.   Purpose. The purpose of the Transition Bonus Program of
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Primex Technologies, Inc. is to ensure that executives of Primex Technologies,
Inc. who were previously employed by Olin Corporation are not penalized due to the forfeiture of unvested portions of awards made to such executives under employee benefit plans of Olin Corporation resulting from the spin-off of Primex Technologies, Inc. to shareholders of Olin Corporation.

          SECTION 2.   Definitions. As used in the Plan:
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          "Affiliate" means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest as determined by the Committee.

          "Board" means the Board of Directors of the Company.

          "Change in Control" means:

          (i) the Corporation ceases to be owned by at least 300 shareholders of record after December 31, 1996, or ceases, by action of the Corporation's Board of Directors, to be either listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market;

          (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Corporation, a majority-owned subsidiary of the Corporation, or an employee benefit plan (or related trust) of the Corporation, or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13(d)(3) under the Act) of 15% or more of the then outstanding voting stock of the Corporation;

          (iii) during any period of two consecutive years after 1996, individuals who at the beginning of such period constitute the Corporation's Board of Directors (together with any new Director whose election by the Corporation's Board of Directors or whose nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved)cease for any reason to constitute a majority of the Directors then in office;

          (iv) all or substantially all of the business or assets of the Corporation is disposed of pursuant to a merger, consolidation or other transaction in which the Corporation is not the surviving corporation or the Corporation combines with another company and is the surviving corporation (unless the shareholders of the Corporation immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interest of (x) the entity or entities, if any, that succeed to the business of the Corporation or (y) the combined company); or

          (v) the Corporation's Board of Directors determines that a tender offer for the Corporation's shares indicates a serious intention by the offeror to acquire control of the Corporation.

          "Committee" means the Compensation and Nominating Committee (or its successor) of the Board.

          "Common Stock" means the Company's common stock, par value $1.00 per share.

          "Company" means Primex Technologies, Inc., a Virginia corporation and any successor.
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          "Fair Market Value" means, with respect to a date, on a per share basis, the average of the high and the low price of a share of Common Stock reported on the consolidated transaction reporting system for Nasdaq issues on such date or, if Common Stock is not traded on such date, such average price on the next preceding date on which it is traded.

          "Plan" means this Transition Bonus Program of Primex Technologies, Inc. as it now exists or as it may hereafter be amended.

          "Primex Units" means the units awarded to participating employees pursuant to the Plan. Primex Units will carry no voting rights or other rights enjoyed by shareholders of the Company nor will any dividends be paid with respect to such units.

          SECTION 3.   Administration. Full power and authority to construe,
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interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. The Board has all the power and authority of the Committee and may act in lieu of the Committee at any time.

          SECTION 4.   Participation. The employees of the Company listed in
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Appendix A shall be participants in the Plan.

          SECTION 5.   Benefits. Each employee listed on Appendix A shall be
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granted the number of Primex units listed next to his or her name on Appendix A.
Each such employee shall be entitled to receive a cash payment as soon as practicable after January 6, 1999, equal to the product of (i) the number of Primex Units granted to him or her, multiplied by (ii) the Fair Market Value of a share of Common Stock on January 6, 1999, provided that he or she is (A) still employed by the Company (or any Affiliate) on January 6, 1999, or (B) died on or prior to January 6, 1999 while still an employee of the Company (or an Affiliate). Subject to any prior vesting which may occur with respect to any Change of Control, and subject to any exceptions which the Committee may determine, an employee's Primex Units will be forfeited if his employment terminates before January 6, 1999 unless such termination results from his or her death while employed with the Company (or an Affiliate).

          A participating employee may designate at any time and from time to time a beneficiary in the event of his or her death prior to receiving the payment due him or her pursuant to the Plan. Such designation shall be in writing and must be received by the Company prior to the participating employee's death to be effective.

          SECTION 6.   Chance in Control. Notwithstanding anything to the
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contrary in this Plan, in the event a Change in Control occurs, all Primex Units granted to an employee pursuant to the Plan shall be immediately vested and a cash payment shall be distributed to each participating employee within five (5) calendar days of the date of such Change in Control equal to the product of (i) the number of Primex Units granted to such employee hereunder, multiplied by
(ii) (A) with respect to a Change of Control not involving a tender offer, the highest Fair Market Value of a share of Common Stock on any date within the period commencing 30 days prior to the Change in Control and ending on the date of the Change in Control or (B) with respect to a Change of Control as a result of a tender offer, the greater of (x) the highest price paid for any share of Common Stock pursuant to the tender offer or (y) the highest Fair Market Value of a share of Common Stock on any date within the period commencing 30 days prior to the Change of Control and ending on the date of the Change of Control.

          SECTION 7.   Stock Adjustments. In the event of any merger,
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consolidation, stock or other noncash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in the number of Primex Units credited to each participating employee and other changes, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of such adjustment shall be final, conclusive and binding for all purposes of the Plan.

          SECTION 8.   Amendment and Termination. This Plan may be amended,
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suspended or terminated by action of the Board; provided, however, no
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termination or modification of the Plan shall adversely affect the rights of any participating employee with respect to any Primex Units otherwise credited to him or her.
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          SECTION 9.   Nonassignability. No right to receive any payments under
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the Plan shall be assignable or transferable by a participating employee other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The designation of a beneficiary does not constitute a transfer.

          SECTION 10.   Unsecured Obligation. The Plan shall not create a trust
                        ---------------------
or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a participating employee. To the extent that any person has a right to receive payments from the Company or any Affiliate under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or an Affiliate.

          SECTION 11.   Withholding. The Company or any Affiliate may withhold
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from any payment due under the Plan the amount of withholding taxes due in respect of such payment and take such other action as may be necessary in the opinion of the Company or an Affiliate to satisfy all obligations for the payment of such taxes.

          SECTION 12.   Other Compensation Arrangements. Nothing contained in
                        --------------------------------
the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

          SECTION 13.   No Right to Employment. Nothing in the Plan shall limit
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the right of the Company or an Affiliate to dismiss a participating employee from employment at any time, free from any liability or any claim under the Plan.

          SECTION 14.   Governing Law. The validity, construction and effect of
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the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Florida and applicable Federal law.

          SECTION 15.   Severability. If any provision of the Plan is determined
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to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or would disqualify the Plan under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Plan shall remain in full force and effect.
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                                                                APPENDIX A

                                  PRIMEX UNITS

                 Name                             Primex Units
    1.  James G. Hascall                                   8,800
    2.  Angelo A. Catani                                   5,200
    3.  J. Douglas DeMaire                                 2,200
    4.  William W. Smith                                   5,100
    5.  Michael S. Wilson                                  1,700
    6.  George H. Pain                                       800
    7.  David E. Findley                                   1,500
    8.  Robert J. Mueller                                    600
    9.  Steven C. Curley                                     800
   10.  Charles H. Stallings                               1,400
   11.  Albert J. Calabrese                                  600
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                    Total                                 28,700